SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                              ADVENT SOFTWARE, INC.

             (Exact name of Registrant as specified in its charter)

            Delaware                                            94-2901952
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                               301 Brannan Street
                             San Francisco, CA 94107
          (Address, including zip code of Principal Executive Offices)

                            1995 Director Option Plan
                            (Full Title of the Plan)

                                  Peter Caswell
                             Chief Executive Officer
                              Advent Software, Inc.
                               301 Brannan Street
                             San Francisco, CA 94107
                                 (415) 543-7696

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             Mark A. Bertelsen, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE



========================================= ========================= ====================== ====================== ==================
          Title of Securities                                         Proposed Maximum       Proposed Maximum         Amount of
                   to                           Amount to be           Offering Price       Aggregate Offering       Registration
             be Registered                       Registered             Per Share (2)              Price                 Fee
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Common Stock $.01 par value:
   Newly reserved under the 1995
     Director Option Plan (the "Plan")
     (1)                                       200,000 shares              $54.38              $10,876,000            $2,871.26
========================================= ========================= ====================== ====================== ==================

(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(h) and 457(c) under the Securities Act, based upon the average between the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 7, 2000.

                              ADVENT SOFTWARE, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.    Plan Information.

         Omitted pursuant to the instructions and provisions of Form S-8.

Item 2.    Registration Information and Employee Plan Annual Information.

         Omitted pursuant to the instructions and provisions of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

         The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Advent Software, Inc. (the "Registrant") are hereby incorporated herein by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission on March 17, 2000 pursuant to Section 13(a) the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the Commission on May 15, 2000 pursuant to Section 13(a) of the Exchange Act.

         3. The Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on March 17, 2000 pursuant to
                  Section 14(a) of the Exchange Act.

         4. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 10, 1995, pursuant to Section 12(g) of the Exchange Act, declared effective by the Commission on November 15, 1995, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VIII of the Registrant's Certificate of Incorporation and Article VI of the Registrant's Bylaws provide for mandatory indemnifications of its directors and officers and permissable indemnifications of employees and offer agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into indemnification agreements with its officers and directors.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.    Exhibits.

      Exhibit
       Number         Description
      --------        ------------
      4.1             1995 Director Option Plan, as amended.

      5.1 Opinion of counsel as to legality of securities being registered.

     23.1             Consent of counsel (contained in Exhibit 5.1).

     23.2             Consent of PricewaterhouseCoopers LLP, Independent
                      Accountants

     24.1             Power of Attorney (see page 5).

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 10th day of August 2000.

                                         ADVENT SOFTWARE, INC.


                                         By: /s/ Irv H. Lichtenwald
                                             -----------------------
                                              Irv H. Lichtenwald
                                              Senior Vice President, Chief
                                              Financial Officer and Secretary

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter M. Caswell and Irv H. Lichtenwald, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 10th day of August 2000 by the following persons in the capacities indicated:

     Signatures                               Title

/s/ Peter M. Caswell            Chief Executive Officer and President
---------------------           (principal executive officer)
Peter M. Caswell

/s/ Irv H. Lichtenwald          Senior Vice President, Chief Financial Officer
----------------------          and Secretary
Irv H. Lichtenwald              (principal financial officer)

/s/ Patricia Voll               Vice President, Finance
------------------              (principal accounting officer)
Patricia Voll

/s/ Stephanie DiMarco           Chairman of the Board
---------------------
Stephanie DiMarco

/s/ Frank H. Robinson           Director
----------------------
Frank H. Robinson

/s/ Wendell G. Van Auken        Director
------------------------
Wendell G. Van Auken

/s/ William F. Zuendt           Director
---------------------
William F. Zuendt

/s/ Monte Zweben                Director
----------------
Monte Zweben

                                Index to Exhibits

Exhibit
 Number        Description
--------       -----------
  4.1          1995 Director Option Plan, as amended.

  5.1          Opinion of counsel as to legality of securities being registered.

  23.2         Consent of PricewaterhouseCoopers LLP, Independent Accountants

                                                                     Exhibit 4.1

                              ADVENT SOFTWARE, INC.

                            1995 DIRECTOR OPTION PLAN

                         (amended effective May 4, 2000)

          1.Purposes of the Plan. The purposes of this 1995 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

            All options granted hereunder shall be nonstatutory stock options.

          2.   Definitions.  As used herein,  the  following  definitions  shall
               -----------
               apply:

               (a)  "Board" means the Board of Directors of the Company.

               (b)  "Code" means the Internal  Revenue Code of 1986, as amended.

               (c)  "Common  Stock"  means  the  common  stock  of the  Company.

               (d)  "Company"   means   Advent   Software,   Inc.,   a  Delaware
                     corporation.

               (e)  "Director" means a member of the Board.

               (f) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

               (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (h) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                    (i) If the Common Stock is listed on any  established  stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                    (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                    (iii) In the absence of an established market for the Common
               Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                    (iv) For purposes of Options  granted on the effective  date of this Plan, the Fair Market Value shall be the initial price to the public as set forth in the final prospectus included within the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended for the initial public offering of the Company's Common Stock.

               (i)  "Inside  Director"  means  a  Director  who is an  Employee.

               (j)  "Option" means a stock option granted  pursuant to the Plan.

               (k) "Optioned Stock" means the Common Stock subject to an Option.

               (l)  "Optionee" means a Director who holds an Option.

               (m)  "Outside  Director" means a Director who is not an Employee.

               (n)  "Parent"  means  a  "parent  corporation,"  whether  now  or hereafter existing, as defined in Section 424(e) of the Code.

               (o)  "Plan" means this 1995 Director Option Plan.

               (p) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

               (q) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

         3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 325,000 Shares of Common Stock (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

                  If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

         4.       Administration and Grants of Options under the Plan.
                  ---------------------------------------------------

                  (a) Procedure  for Grants.  The  provisions  set forth in this
Section 4(a) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

                    (i) No person  shall  have any  discretion  to select  which
               Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

                    (ii) Each Outside Director shall be automatically granted an
               Option to purchase 30,000 Shares (the "First Option") on the date on which the later of the following events occurs: (A) the effective date of this Plan, as determined in accordance with
               Section 6 hereof, or (B) the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

                    (iii) Each Outside Director shall be  automatically  granted an Option to purchase 6,000 Shares (a "Subsequent Option") on December 1 of each year provided he or she is then an Outside Director, and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

                    (iv)  Notwithstanding the provisions of subsections (ii) and
               (iii) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

                    (v) The terms of a First Option granted  hereunder  shall be as follows:

                         (A) the  term of the  First  Option  shall  be ten (10)
                    years.

                         (B) the First  Option shall be  exercisable  only while
                    the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                         (C) the  exercise  price per Share shall be 100% of the
                    Fair Market Value per Share on the date of grant of the First Option. In the event that the date of grant of the First Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the First Option.

                         (D) subject to Section 10 hereof, the First Option shall become exercisable as to twenty percent (20%) of the Shares subject to the First Option one year after its date of grant and as to 1/60th of the shares each month thereafter, provided that the Optionee continues to serve as a Director on such dates.

                    (vi) The  terms of a  Subsequent  Option  granted  hereunder shall be as follows:

                         (A) the term of the Subsequent Option shall be ten (10)
                    years.

                         (B) the  Subsequent  Option shall be  exercisable  only
                    while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                         (C) the  exercise  price per Share shall be 100% of the
                    Fair Market Value per Share on the date of grant of the Subsequent Option. In the event that the date of grant of the Subsequent Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the Subsequent Option.

                         (D) subject to Section 10 hereof, the Subsequent Option
                    shall become exercisable as to one-twelfth (1/12th) of the Shares subject to the Subsequent Option four (4) years and one month after its date of grant and as to one-twelfth (1/12th) of the shares each month thereafter, provided that the Optionee continues to serve as a Director on such dates.

                    (vii) In the event  that any Option  granted  under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

         5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof.


                  The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

         6. Term of Plan. The Plan shall become effective upon the effective date of the first Registration Statement filed by the Company under the Securities Act of 1933, as amended. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

         7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

         8.       Exercise of Option.
                  ------------------

               (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with
          Section 16 hereof has been obtained.

                  An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) Rule 16b-3. Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify Plan transactions, and other transactions by Outside Directors that otherwise could be matched with Plan transactions, for the maximum exemption from Section 16 of the Exchange Act.

                  (c) Termination of Continuous Status as a Director. Subject to
Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                  (d) Disability of Optionee. In the event Optionee's status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                  (e) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         9. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

        10. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

                  (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.


                  (b) Dissolution or  Liquidation.  In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

                  (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, the vesting of outstanding Options shall become fully vested and exercisable, including as to Shares for which such Options would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

         11.      Amendment and Termination of the Plan.
                  -------------------------------------

                  (a) Amendment and Termination. Except as set forth in Section 4, the Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

                  (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

         12.     Time of Granting Options. The date of grant of an Option shall,
                  ------------------------
for all purposes, be the date determined in accordance with Section 4 hereof.

         13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                  Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

         16. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

                                                                     Exhibit 5.1


                                 August 10, 2000

Advent Software, Inc.
301 Brannan Street
San Francisco, CA  94107

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about August 10, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 200,000 shares of your Common Stock, par value $.01 per share (the "Shares"), reserved for issuance pursuant to the Registrant's 1995 Director Option Plan (the "Plan"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed issuance and sale of the Shares by the Registrant under the Plan.

         It is our opinion that the Shares, when issued and sold in the manner referred to in the Plan, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                      Very truly yours,

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation

                                      /s/ Wilson Sonsini Goodrich & Rosati

                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2000, except as to the stock split described in Note 8, as to which the date is February 17, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Advent Software, Inc., which is incorporated by reference in 's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 21, 2000, except as to the stock split described in Note 8, as to which the date is February 17, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

                                        PRICEWATERHOUSECOOPERS LLP

                                        /s/ PRICEWATERHOUSECOOPERS LLP



San Francisco, California
August 10, 2000